UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2004

Date of Report (date of earliest event reported)

Commission File Number 000-29367

VantageMed Corporation

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68-0383530 (I.R.S. Employer Identification No.)

3017 Kilgore Road, Suite 180, Rancho Cordova, California 95670

(916) 638-4744

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 1.01 — Entry Into a Material Definitive Agreement

                On November 30, 2004 we entered into a separation agreement and release with Richard M. Brooks in connection with his departure as Chief Executive Officer.  The agreement is consistent with Mr. Brooks’ employment agreement dated August 7, 2002 (previously filed as Exhibit 10.1 to the Form 10-QSB filed by VantageMed Corporation on August 14, 2002) and provides for a severance payment equal to one year’s salary payable over the ensuing 12 months, payment of healthcare premiums over the same period and accelerated vesting of certain of Mr. Brooks’ stock options.  In addition to these items, provided for under Mr. Brooks’ employment agreement, the separation agreement extends the exercise period for all of his options for at least an additional 180 days.  Mr. Brooks will remain on the Board of Directors and continue to work on discrete projects for VantageMed as may be requested by the Board.  Both parties agreed to a mutual general release of claims.  A copy of the agreement is attached as Exhibit 10.1.

Item 9.01 — Financial Statements and Exhibits

(c)          Exhibits

Exhibit 10.1 — Separation Agreement and Release dated November 30, 2004, between VantageMed Corporation and Richard M. Brooks.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange act of 1934, VantageMed Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGEMED CORPORATION

	By:	/s/ Philip Ranger
Dated: December 7, 2004		Philip Ranger
Chief Financial Officer